UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549-1004
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2020
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GENERAL MOTORS COMPANY
(Exact name of registrant as specified in its charter)
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Delaware	001-34960	27-0756180
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Renaissance Center,	Detroit,	Michigan	48265	-3000
(Address of principal executive offices)			(Zip Code)

(313) 667-1500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	GM	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry Into a Material Definitive Agreement

See Item 2.03 below.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
On May 13, 2020, General Motors Company (“GM”) entered into a new 364-Day Revolving Credit Agreement with JPMorgan Chase Bank, N.A., as administrative agent, Citibank, N.A., as syndication agent, and the other lenders named therein (the “Facility”). The Facility is unsecured, provides available borrowing capacity of $2.0 billion, and matures on May 12, 2021.
Consistent with the terms of GM’s current revolving credit facilities, if GM fails to maintain an investment grade corporate rating from two or more of the following credit rating agencies: Fitch Ratings, Moody’s Investor Service and Standard & Poor’s, GM will be required to cause certain of its domestic subsidiaries to guarantee its obligations under the terms of the Facility.
Interest rates on obligations under the Facility are based on prevailing interest rates for Eurodollar loans or an alternative base rate, both subject to an applicable margin. The applicable margin will be based upon the credit rating assigned to the Facility or to senior, unsecured long-term indebtedness of GM.
The Facility contains representations, warranties and covenants that are typical for this type of facility, including restrictions on mergers or sales of assets and incurrence of debt, subject to exceptions and limitations, as well as restrictions on share repurchases and dividends. Additionally, GM is required to prepay borrowings and reduce commitments under the Facility (not below $1.0 billion) by an amount equal to 50% of the net cash proceeds of any future term loan debt and capital markets transactions incurred by GM, subject to certain customary exceptions for maturing or refinancing debt.
Some of the lenders under the Facility, and their affiliates, have various relationships with GM and its subsidiaries involving the provision of financial services, including cash management, investment banking, trust and leasing services, and foreign exchange and other derivative arrangements.
The foregoing description does not constitute a complete summary of the Facility and is qualified by reference in its entirety to the full text of the Facility filed herewith.

Item 9.01 Financial Statements and Exhibits

Exhibit	Description

10.1†
364-Day Revolving Credit Agreement, dated May 13, 2020, by and among General Motors Company, the subsidiary borrowers from time to time parties thereto, the several lenders from time to time parties thereto, JPMorgan Chase Bank, N.A., as administrative agent, and Citibank, N.A., as syndication agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
†
Portions of this exhibit have been omitted pursuant to Rule 601(b)(10) of Regulation S-K. The omitted information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS COMPANY (Registrant)
	By:	/s/ Rick E. Hansen
Date: May 13, 2020		Rick E. Hansen Assistant General Counsel and Corporate Secretary